Exhibit A

Mr. Le also directly owns an employee stock option to purchase 45,000 shares of Class A common stock with (i) an exercise price of $151.60 per share and (ii) an expiration date of November 22, 2029. Of the 45,000 shares subject to this option, 20,000 shares vested on November 22, 2022 and 25,000 shares vested on November 22, 2023.

Mr. Le also directly owns an employee stock option to purchase 40,000 shares of Class A common stock with (i) an exercise price of $691.23 per share and (ii) an expiration date of February 23, 2031. Of the 40,000 shares subject to this option, 10,000 shares vested on February 23, 2022, 10,000 shares vested on February 23, 2023, 10,000 shares vested on February 23, 2024, and 10,000 shares are scheduled to vest on February 23, 2025.

Mr. Le also directly owns an employee stock option to purchase 40,000 shares of Class A common stock with (i) an exercise price of $404.60 per share and (ii) an expiration date of February 17, 2032. Of the 40,000 shares subject to this option, 10,000 shares vested on February 17, 2023, 10,000 shares vested on February 17, 2024, 10,000 shares are scheduled to vest on February 17, 2025, and 10,000 shares are scheduled to vest on February 17, 2026.

Mr. Le also directly owns an employee stock option to purchase 60,000 shares of Class A common stock with (i) an exercise price of $231.25 per share and (ii) an expiration date of September 13, 2032. Of the 60,000 shares subject to this option, 15,000 shares vested on September 13, 2023, 15,000 shares are scheduled to vest on September 13, 2024, 15,000 shares are scheduled to vest on September 13, 2025, and 15,000 shares are scheduled to vest on September 13, 2026.

Mr. Le directly owns an employee stock option to purchase 2,673 shares of Class A common stock with (i) an exercise price of $1,599.29 per share and (ii) an expiration date of March 21, 2024. Of the 2,673 shares subject to this option, 668 shares are scheduled to vest on March 21, 2025, 668 shares are scheduled to vest on March 21, 2026, 668 shares are scheduled to vest on March 21, 2027, and 669 shares are scheduled to vest on March 21, 2028.

Mr. Le also directly owns restricted stock units with the contingent right to receive 250 shares of Class A common stock. The 250 shares will vest on November 13, 2024.

Mr. Le also directly owns restricted stock units with the contingent right to receive 2,928 shares of Class A common stock. Of these 2,928 shares, 732 shares are scheduled to vest on March 21, 2025, 732 shares are scheduled to vest on March 21, 2026, 732 shares are scheduled to vest on March 21, 2027, and 732 shares are scheduled to vest on March 21, 2028.

Mr. Le also directly owns 9,537 performance stock units (PSUs) granted on June 5, 2023. Each PSU represents a contingent right to receive shares of Class A common stock of between 0 percent and 200 percent of the target number of units, with the percentage determined based on MicroStrategy's relative total shareholder return (TSR) as compared to the TSR of members of the Nasdaq Composite Index over a three-year performance period (June 1, 2023 to May 31, 2026). Vesting is subject to certification by MicroStrategy's Compensation Committee of the level of

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ActiveUS 204751775v.2" "" ActiveUS 204751775v.2

achievement of the performance goal and the participant's continued service through that date. The "target" number of PSUs is reported in this Exhibit A.

Mr. Le also directly owns 1,863 performance stock units (PSUs) granted on March 21, 2024. Each PSU represents a contingent right to receive shares of Class A common stock of between 0 percent and 200 percent of the target number of units, with the percentage determined based on MicroStrategy's relative total shareholder return (TSR) as compared to the TSR of members of the Nasdaq Composite Index over a three-year performance period (March 21, 2024 to March 20, 2027). Vesting is subject to certification by MicroStrategy's Compensation Committee of the level of achievement of the performance goal and the participant's continued service through that date. The "target" number of PSUs is reported in this Exhibit A.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ActiveUS 204751775v.2" "" ActiveUS 204751775v.2